UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2015

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of MidWestOne Financial Group, Inc. (the "Company") was held on June 16, 2015. There were a total of 11,099,181 shares of common stock outstanding as of the record date for the annual meeting, of which 9,843,300 were present in person or by proxy at the meeting, representing 89% of the outstanding shares eligible to vote. Three proposals were presented to the shareholders. The results of the shareholder vote on each of the three proposals were as follows:
A proposal to elect four (4) Class II Directors of the Company; each director having a three-year term expiring in the year 2018.

	Number of Shares	Number of Shares
Nominees	Voted For	Vote Withheld	Broker Non-Votes
Richard R. Donohue	8,887,212	107,902	848,186
Ruth E. Stanoch	8,902,105	93,009	848,186
Kurt R. Weise	8,753,892	241,222	848,186
Stephen L. West	8,888,300	106,814	848,186
An advisory (non-binding) proposal to approve the compensation awarded by the Company to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as required by Section 14A of the Securities Exchange Act of 1934, as amended.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
8,759,315	110,383	125,416	848,186
The ratification of the appointment of McGladrey, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
9,772,503	69,240	1,557	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	June 17, 2015	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer